UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 10, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 12, 2015, Hawaiian Electric Industries, Inc.’s (“HEI”) shareholders approved the proposal to adjourn the special meeting of the shareholders (“Special Meeting”) to extend the deadline for shareholder voting on the proposed merger agreement with NextEra Energy, Inc. (“NextEra Energy”). In accordance with such shareholder approval, the Special Meeting was adjourned on May 12, 2015 and reconvened on June 10, 2015. As of March 23, 2015, the record date for the Special Meeting, there were 107,416,201 shares of HEI Common Stock issued and outstanding and entitled to vote.

Shareholders approved the proposed merger agreement with NextEra Energy. Shareholders also approved, on an advisory basis, the compensation that will or may be paid to HEI’s named executive officers in connection with the proposed merger with NextEra Energy. While shareholders also approved the proposal to adjourn the meeting further if necessary, no further adjournment was required.

The final record of the voting of shares at the Special Meeting is as follows:

	Shares of Common Stock
	For	Against	Abstain	Broker Nonvotes
Proposal to approve the Agreement and Plan of Merger, dated December 3, 2014, by and among NextEra Energy, Inc., NEE Acquisition Sub I, LLC, NEE Acquisition Sub II, Inc. and Hawaiian Electric Industries, Inc. (“Merger Agreement”)	81,207,342	7,423,525	1,858,409	—
Proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be payable to HEI’s named executive officers in connection with the transactions contemplated by the Merger Agreement	73,422,622	13,497,160	3,569,476	—
Proposal to approve the adjournment of the Special Meeting of HEI shareholders, if necessary, to extend the deadline for shareholder voting	75,702,484	12,184,814	2,601,966	—

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

HEI Exhibit 99	News release, dated June 10, 2015, “Hawaiian Electric Industries Shareholders Approve Merger with NextEra Energy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 10, 2015

EXHIBIT INDEX

Exhibit No.        Description

HEI Exhibit 99	News release, dated June 10, 2015, “Hawaiian Electric Industries Shareholders
Approve Merger with NextEra Energy”

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